UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: May 14, 2020
(Date of earliest event reported)

VASO CORPORATION
(Exact name of registrant as specified in charter)

Delaware	0-18105	11-2871434
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

137 Commercial Street, Suite 200, Plainview, New York	11803
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(516) 997-4600

                                                                                                  .
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accountant standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 – OTHER EVENTS

In accordance with the Securities and Exchange Commission (the “SEC”) Order Under Section 36 of the Securities Exchange Act of 1934 Granting Exemptions from Specified Provisions of the Exchange Act and Certain Rules Thereunder, SEC Release No. 34-88318, dated March 4, 2020 and Release No. 34-88465 dated March 25, 2020 (the “Order”), Vaso Corporation (the “Company”) hereby states the following:

●
The Company is relying on the relief provided by the Order in connection with the filing of its Quarterly Report on Form 10-Q for the first quarter ended March 31, 2020 (the “Quarterly Report”).
●
The delay in filing is due to staffing difficulties by both the Company and the auditors as a result of the COVID-19 pandemic, materially impairing the Company’s ability to file its Quarterly Report by May 15, 2020. The Company’s principal offices, including its accounting department, are located in Nassau County, New York, which area has been significantly impacted by the coronavirus. Since March 16, 2020, the Company's employees have been working remotely. As a result, the Company's books and records are not easily accessible, resulting in a delay in the preparation and completion of its financial statements required in the Quarterly Report. The Company is relying on the Order because it could not manage the aforementioned challenges in finalizing the Quarterly Report by the prescribed filing date. Attached is a letter from the Company’s auditors, MaloneBailey LLP, in support of this position.
●
The Company currently expects to file the Quarterly Report on or about June 1, 2020, but in any event no later than 45 days after the original due date for the Quarterly Report.

Forward-Looking Statements

Forward looking statements in this document are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Except for historical information contained in this report, the matters discussed are forward-looking statements that involve risks and uncertainties, including but not limited to the spread of COVID-19 and governmental and industry response thereto. When used in this report, words such as “anticipates”, “believes”, “could”, “estimates”, “expects”, “may”, “plans”, “potential” and “intends” and similar expressions, as they relate to the Company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the Company’s management, as well as assumptions made by and information currently available to the Company’s management. Among the factors that could cause actual results to differ materially are the following: the effect of business and economic conditions; the effect of the dramatic changes taking place in IT and healthcare; continuation of the General Electric Healthcare agreements; the impact of competitive technology and products and their pricing; medical insurance reimbursement policies; unexpected manufacturing or supplier problems; unforeseen difficulties and delays in the conduct of product development programs; the actions of regulatory authorities and third-party payers in the United States and overseas; and the risk factors reported from time to time in the Company’s SEC reports. The Company undertakes no obligation to update forward-looking statements as a result of future events or developments.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)
Exhibits.

Exhibit No.	Description
99.1	Letter from MaloneBailey LLP to the Board of Directors of Vaso Corporation dated May 12, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VASO CORPORATION

Date: May 14, 2020	By:	/s/ Jun Ma
Jun Ma
Chief Executive Officer and President